                                                                    EXHIBIT 10.1

                      SEPARATION AND DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                            INSIGHT ENTERPRISES, INC.

                                       AND

                           DIRECT ALLIANCE CORPORATION

                                      DATED

                             ________________, 2001
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1. DEFINITIONS.........................................................1

ARTICLE 2. THE DISTRIBUTION....................................................7
    2.1.   The Distribution....................................................7
    2.2.   Certain Stockholder Matters.........................................7
    2.3.   Means of Distribution...............................................7
    2.4.   Actions Prior to the Distribution...................................8
    2.5.   Conditions To Distribution..........................................8
    2.6    Other Deliveries....................................................9
    2.7.   Fractional Shares..................................................10
    2.8.   Replacement of Insight Options.....................................10
    2.9.   Further Assurances Regarding the Distribution......................11
    2.10.  Abandonment of the Distribution....................................11

ARTICLE 3. EXPENSES...........................................................11
    3.1.   General............................................................11
    3.2.   Expenses Relating to the Initial Public Offering...................12
    3.3.   Expenses Relating To the Distribution..............................12

ARTICLE 4. COVENANTS..........................................................12
    4.1.   Direct Alliance Common Stock.......................................12
    4.2.   Proprietary Information............................................12

ARTICLE 5. INDEMNIFICATION....................................................13
    5.1.   Indemnification by Direct Alliance.................................14
    5.2.   Indemnification by Insight.........................................14
    5.3.   Other Liabilities..................................................15
    5.4.   Tax Effects of Indemnification.....................................15
    5.5.   Effect of Insurance upon Indemnification...........................16
    5.6.   Procedure for Indemnification Involving Third-Party Claims.........16
    5.7.   Procedure For Indemnification Not Involving Third-Party Claims.....18
    5.8.   Exclusive Remedies.................................................18

ARTICLE 6. MISCELLANEOUS......................................................18
    6.1.   Dispute Resolution.................................................18
    6.2.   Survival...........................................................18
    6.3.   Complete Agreement.................................................18
    6.4.   Authority..........................................................19
    6.5.   Governing Law......................................................19
    6.6.   Notices............................................................19

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    6.7.   Amendment and Modification.........................................19
    6.8.   Binding Effect; Assignment.........................................19
    6.9.   Third Party Beneficiaries..........................................19
    6.10.  Counterparts.......................................................19
    6.11.  Waiver.............................................................20
    6.12.  Severability.......................................................20
    6.13.  Remedies...........................................................20


EXHIBITS

Exhibit A: Form of Employee Benefits Agreement
Exhibit B: Form of Insurance Matters Agreement
Exhibit C: Form of Interim Administrative Services Agreement
Exhibit D: Agreements to be Assigned by Insight


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                      SEPARATION AND DISTRIBUTION AGREEMENT

         This SEPARATION AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of _________ __, 2000, by and among Insight Enterprises, Inc., a Delaware corporation ("Insight"), and Direct Alliance Corporation, a Delaware corporation and a wholly- owned subsidiary of Insight ("Direct Alliance"). Certain capitalized terms used herein are defined in Article 1 of this Agreement.

                                    RECITALS

         WHEREAS, the Board of Directors of Insight has determined that it would be appropriate and desirable to completely separate the Direct Alliance Business from Insight;

         WHEREAS, Insight currently owns not less than 80% of the outstanding shares of Direct Alliance Common Stock;

         WHEREAS, Insight intends to divest itself of its entire ownership of Direct Alliance by distributing in the Distribution all of its shares of Direct Alliance Common Stock to the holders of Insight Common Stock;

         WHEREAS, Insight and Direct Alliance intend that the Distribution will be tax-free to Insight and its stockholders under Section 355 of the Code;

         WHEREAS, the parties intend in this Agreement to set forth the principal arrangements between them regarding the Distribution; and

         WHEREAS, the parties hereto have determined that in order to accomplish the objectives of the Distribution and to facilitate the consummation thereof, it is necessary and desirable to enter into the agreements and understandings set forth herein.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1. DEFINITIONS.

         "Affiliate" means a Direct Alliance Affiliate or an Insight Affiliate, as the case may be.

         "Ancillary Agreements" means the the Insurance Matters Agreement, the Employee Benefits Agreement and the Interim Administrative Services Agreement.


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         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Arizona are authorized or obligated by law or executive order to close.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "Consent" means any consent of, waiver or approval from, or notification to, any Person.

         "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Direct Alliance Affiliate" means a Person, other than Insight or an Insight Affiliate, that, after giving effect to the Distribution, directly or indirectly through one or more intermediaries, is Controlled by, or is under common Control with Direct Alliance.

         "Direct Alliance Business" means the business presently being conducted by Direct Alliance.

         "Direct Alliance Capital Stock" means all classes or series of capital stock of Direct Alliance.

         "Direct Alliance Common Stock" means the Common Stock, par value $.01 per share, of Direct Alliance.

         "Direct Alliance Employee" means (i) an individual employed by Direct Alliance or (ii) an individual employed by Insight or any Insight Affiliate who becomes employed by Direct Alliance or any Direct Alliance Affiliate in connection with the Distribution.

         "Direct Alliance Option" means an option to purchase shares of Direct Alliance Common Stock issued under a stock option plan of Direct Alliance.

         "Direct Alliance Proprietary Information" means all confidential information relating to the business, assets and operations of Direct Alliance, including without limitation, client lists, customer information, business practices, trade secrets, pricing information, technical know-how, competitive information and any other third party information which Direct Alliance has agreed to keep confidential.

         "Direct Alliance Transfer Agent" means Well Fargo Shareowner Services, in its capacity as the transfer agent and registrar for the Direct Alliance Common Stock.

         "Dispute Notice" means written notice of any dispute between Insight and Direct Alliance arising out of or relating to this Agreement, which shall set forth, in reasonable detail, the nature of the dispute.


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         "Distribution" means the distribution of Direct Alliance Common Stock by Insight in one or more transactions that collectively have the effect that all shares of Direct Alliance Common Stock held by Insight are distributed to Insight stockholders, whenever such transaction(s) shall occur.

         "Distribution Date" means the date, if any, determined by Insight, in its sole and absolute discretion, on which shares of Direct Alliance Common Stock held by Insight are distributed in connection with the Distribution.

         "Distribution Registration Statement" means any and all registration statements, information statements or other documents, if any, filed by any party with the SEC in connection with any transaction constituting part of the Distribution, in each case as supplemented or amended from time to time.

         "Employee Benefits Agreement" means the Employee Benefits Agreement between Insight and Direct Alliance in substantially the form attached as Exhibit A hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "Indemnifying Party" means a Person that is obligated to provide indemnification under this Agreement.

         "Indemnitee" means a Person that is entitled to seek indemnification under this Agreement.

         "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to an Indemnitee under this Agreement.

         "Initial Public Offering" or "IPO" means the initial public offering by Direct Alliance of shares of Direct Alliance Common Stock as contemplated by the IPO Registration Statement.

         "Insight Proprietary Information" means all confidential information relating to the business, assets and operations of Insight, including without limitation, customer lists, business practices, trade secrets, pricing information, technical know-how and competitive information.

         "Insurance Matters Agreement" means the Insurance Matters Agreement between Direct Alliance and Insight in substantially the form attached as Exhibit B.

         "Insight Affiliate" means a Person, other than Direct Alliance or a Direct Alliance Affiliate, that, after giving effect to the Distribution, directly or indirectly through one or more intermediaries, is Controlled by Insight.

         "Insight Business" means any business or operations of Insight or any Insight Affiliates other than the Direct Alliance Business.


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         "Insight Common Stock" means the Common Stock, par value $.01 per share, of Insight.

         "Insight Disclosure Portions" means all material set forth in, or incorporated by reference into, either the IPO Registration Statement or the Distribution Registration Statement, as applicable, to the extent relating to
(i) Insight and the Insight Affiliates (excluding Direct Alliance and the Direct Alliance Affiliates), (ii) the Insight Business, (iii) Insight's intentions with respect to the Distribution or (iv) the terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution.

         "Insight Option" means an option to purchase shares of Insight Common Stock issued under any stock option plan of Insight.

         "Insight Transfer Agent" means Wells Fargo Shareowner Services, in its capacity as the transfer agent and registrar for the Insight Common Stock.

         "Insurance Proceeds" means the payment received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, net of any applicable premium adjustment and tax effect.

         "Interim Administrative Services Agreement" means the Transition Services Agreement between Insight and Direct Alliance in substantially the form attached as Exhibit D.

         "IPO Closing Date" means the date of the consummation of the Initial Public Offering.

         "IPO Registration Statement" means the Registration Statement on Form S-1, Registration No. 333-____, of Direct Alliance, as supplemented and amended from time to time.

         "IRS" means Internal Revenue Service of the U.S. Department of Treasury or any successor agency.

         "Losses" means all losses, liabilities, claims, obligations, demands, judgments, damages, dues, penalties, assessments, fines (civil or criminal), costs, liens, expenses, forfeitures, settlements, or fees, reasonable attorneys' fees and court costs, of any nature or kind, whether or not the same would properly be reflected on a balance sheet, and "Loss" means any of these.

         "Notice" means any notice, request, claim, demand, or other communication under this Agreement.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.


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         "Record Date" means the close of business on the date(s) to be determined by the Board of Directors of Insight as the record date(s) for determining stockholders of Insight entitled to receive shares of Direct Alliance Common Stock in the Distribution.

         "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

         "Request" has the meaning set forth in Section 5.7.

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "Subsidiary" means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote with respect to the election of members to the board of directors or similar governing body; provided, however, that for the purposes of this Agreement, neither Direct Alliance nor any of the Subsidiaries of Direct Alliance shall be deemed to be Subsidiaries of Insight or of any of the Subsidiaries of Insight.

         "Tax" means (i) any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on, minimum, estimated, or other tax, assessment, or governmental charge of any kind whatsoever imposed by any governmental authority, including any interest, penalty, or addition thereto, whether disputed or not; (ii) any liability for the payment of any amounts of the type described in clause (i) above arising as a result of being (or having been) a member of any group or being (or having been) included or required to be included in any tax return related thereto; and (iii) any liability for the payment of any amounts of the type described in clause (i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

         "Tax Agreement" means the Tax Indemnification and Allocation Agreement dated the date hereof, between Insight and Direct Alliance.

         "Tax-Free Status of the Distribution" means the nonrecognition of taxable gain or loss for U.S. federal income tax purposes to Insight, Insight Affiliates and Insight's stockholders in connection with the Distribution.

         "Tax-Related Losses" means (i) all federal, state and local Taxes (including interest and penalties thereon) imposed pursuant to any settlement, final determination, judgment or otherwise;


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(ii) all accounting, legal and other professional fees, and court costs incurred in connection with such taxes; and (iii) all costs and expenses that may result from adverse tax consequences to Insight or its stockholders (including all costs, expenses and damages associated with stockholder litigation or controversies) payable by Insight or Insight Affiliates.

         "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than Insight or any Insight Affiliate or Direct Alliance or any Direct Alliance Affiliate which gives rise to a right of indemnification hereunder.

         "Voting Stock" means with respect to any Person, all classes and series of the capital stock of such Person entitled to vote generally in the election of directors.

ARTICLE 2. THE DISTRIBUTION.

         2.1. The Distribution. Insight intends, within 12 months following the consummation of the Initial Public Offering, to complete the Distribution. Direct Alliance shall cooperate with Insight in all respects to accomplish the Distribution and shall, at Insight's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, to the extent necessary under then applicable law, the registration under the Securities Act of Direct Alliance Common Stock on an appropriate registration form or forms to be designated by Insight. Insight shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Insight; provided that nothing herein shall prohibit Direct Alliance from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

         2.2. Certain Stockholder Matters. From and after the distribution of Direct Alliance Common Stock in connection with any transaction(s) included as part of the Distribution and until such Direct Alliance Common Stock is duly transferred in accordance with applicable law, Direct Alliance shall regard the Persons receiving Direct Alliance Common Stock in such transaction(s) as record holders of Direct Alliance Common Stock in accordance with the terms of such transaction(s) without requiring any action on the part of such Persons. Direct Alliance agrees that, subject to any transfers of such stock, (a) each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Direct Alliance Common Stock then held by such holder and (b) each such holder shall be entitled, without any action on the part of such holder, to receive one or more certificates representing, or other evidence of ownership of, the shares of Direct Alliance Common Stock then held by such holder. Insight shall cooperate, and shall instruct the Insight Transfer Agent to cooperate, with Direct Alliance and the Direct Alliance Transfer Agent, and Direct Alliance shall cooperate, and shall instruct the Direct Alliance Transfer Agent to cooperate, with Insight and the Insight Transfer Agent, in connection with all aspects of the Distribution and all other matters relating to the issuance and delivery of certificates representing, or other evidence of ownership of, the shares of Direct Alliance Common Stock distributed to the holders of Insight Common Stock in connection with any transaction(s) included as part of the Distribution. Following the

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Distribution, Insight shall instruct the Insight Transfer Agent to deliver to the Direct Alliance Transfer Agent true, correct and complete copies of the stock and transfer records reflecting the holders of Insight Common Stock receiving shares of Direct Alliance Common Stock in connection with any transaction(s) included as part of the Distribution.

         2.3.     Means of Distribution.

                  (a) On or prior to the Distribution Date, Insight will deliver to the Insight Transfer Agent for the benefit of holders of record of Insight Common Stock on the Record Date, a single stock certificate, endorsed in blank, representing all of the outstanding shares of Direct Alliance Common Stock then owned by it, which certificate shall be reissued in sufficient manner so that the Insight Transfer Agent may, and shall be instructed to, distribute on the Distribution Date the appropriate number of such shares of Direct Alliance Common Stock to each such holder of record of Insight Common Stock on the Record Date or designated transferee or transferees of such holder.

                  (b) Each holder of Insight Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Direct Alliance Common Stock equal to the number of shares of Insight Common Stock held by such holder on the Record Date multiplied by a fraction, the numerator of which is the number of shares of Direct Alliance Common Stock beneficially owned by Insight on the Record Date and the denominator of which is the number of shares of Insight Common Stock issued and outstanding on the Record Date.

         2.4.     Actions Prior to the Distribution.

                  (a) Insight and Direct Alliance shall prepare and mail, prior to the Distribution Date, to the holders of Insight Common Stock, such information concerning Direct Alliance, its business, operations and management, the Distribution and such other matters as Insight shall reasonably determine and as may be required by law. Insight and Direct Alliance will prepare, and Direct Alliance will, to the extent required under applicable law, file with the SEC any such documentation which Insight determines are necessary or desirable to effectuate the Distribution, and Insight and Direct Alliance shall each use its reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

                  (b) Insight and Direct Alliance shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (c) Direct Alliance shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing on the Nasdaq National Market, subject to official notice of distribution, of the Direct Alliance Common Stock to be distributed in the Distribution, and the shares of Direct Alliance Common Stock issuable pursuant to the Direct Alliance Options to be granted under Section 2.8 below.


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                  (d) Insight shall use its best efforts to cause to be assigned to Direct Alliance each of the agreements set forth on Exhibit D hereto, effective on or before the Distribution Date.

         2.5. Conditions To Distribution. The consummation of the Distribution is subject to such conditions as Insight shall determine in its sole and absolute discretion, which conditions, or any of them, may be waived by Insight in its sole and absolute discretion, and shall include, without limitation, the following:

                  (a) The receipt by Insight of either, at its option and in its sole and absolute discretion (i) a ruling by the IRS that, among certain other Tax consequences of the transaction, the Distribution will qualify as a tax-free distribution for federal income tax purposes and will not result in the recognition of taxable gain or loss for federal income tax purposes to Insight or the holders of Insight Common Stock or (ii) an opinion from its tax counsel regarding the Tax-Free Status of the Distribution and such other matters, in form and substance satisfactory to it, as it shall determine to be necessary or advisable in its sole and absolute discretion;

                  (b) The receipt of any material Consents necessary to consummate the Distribution, which Consents shall be in full force and effect;

                  (c) No order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect; and

                  (d) No events or developments shall have occurred subsequent to the IPO Closing Date that, in the sole judgment of Insight, would result in the Distribution having a material adverse effect on Insight, any Insight Affiliate any holder of Insight Common Stock, Direct Alliance, any Direct Alliance Affiliate or any holder of Direct Alliance Common Stock.

         The foregoing conditions are for the sole benefit of Insight and shall not give rise to or create any duty on the part of Insight or any Insight Affiliate or their Board of Directors to waive or not waive any such condition.

         2.6      Other Deliveries.

                  (a) Insight. On the Distribution Date, Insight shall deliver to Direct Alliance all of the following:

                           (i)      a duly executed Insurance Matters Agreement;

                           (ii) a duly executed Interim Administrative Services Agreement;

                           (iii)    a duly executed Employee Benefits Agreement;
                                    and


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                           (iv)     such other agreements, documents or
                                    instruments as the parties may agree are necessary or desirable in order to achieve the purposes of this Agreement.

                  (b) Direct Alliance. On the Distribution Date, Direct Alliance shall deliver to Insight all of the following:

                           (i)      a duly executed Insurance Matters Agreement;

                           (ii) a duly executed Interim Administrative Services Agreement;

                           (iii)    a duly executed Employee Benefits Agreement;
                                    and

                           (iv)     such other agreements, documents or
                                    instruments as the parties may agree are necessary or desirable in order to achieve the purposes of this Agreement.

         2.7. Fractional Shares. As soon as practicable after the Distribution Date, Insight shall direct the Insight Transfer Agent to determine the number of whole shares and fractional shares of Direct Alliance Common Stock allocable to each holder of record or beneficial owner of Insight Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby, at the direction of Insight, to Insight, Direct Alliance, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Insight and the Insight Transfer Agent may aggregate the shares of Insight Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

         2.8. Replacement of Insight Options. As of the Distribution Date, each outstanding unvested Insight Option held by a Direct Alliance Employee shall be replaced with a Direct Alliance Option having substantially the same terms and conditions as the Insight Option to be replaced thereby, including any and all vesting requirements and conditions of exercise; provided, however, that (i) the Direct Alliance Employee shall be credited, for vesting purposes, with the period of employment in which the Direct Alliance Employee was employed by Direct Alliance or Insight or an Insight Affiliate, (ii) the aggregate intrinsic value of the Insight and Direct Alliance options immediately before and after the replacement are the same; and (iii) the ratio of the exercise price per option to the market value per share is not reduced. Direct Alliance shall take all corporate action and make all required filings under applicable state Blue Sky laws and the Securities Act to register or qualify the Direct Alliance Options and/or the underlying shares of Direct Alliance Common Stock so that the shares of Direct Alliance Common Stock acquired upon exercise of each Direct Alliance Option will be freely tradable under the Securities Act (except for shares acquired


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by affiliates (as defined in the Securities Act) of Direct Alliance) and each applicable state's Blue Sky laws.

         2.9. Further Assurances Regarding the Distribution. In addition to the actions specifically provided for elsewhere in this Agreement, Direct Alliance shall, at Insight's direction, use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things commercially reasonably necessary, proper or expeditious under applicable laws, regulations and agreements in order to consummate and make effective the Distribution as promptly as reasonably practicable. Without limiting the generality of the foregoing, Direct Alliance shall, at Insight's direction, cooperate with Insight, and execute and deliver, or use all commercially reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Insight in order to consummate and make effective the Distribution.

         2.10. Abandonment of the Distribution. The parties expressly acknowledge and agree that Insight is not obligated in any respect to proceed with or complete the Distribution, and that Insight may, in its sole and absolute discretion, at any time abandon its plans to proceed with or complete the Distribution. In the event that Insight so determines that it no longer intends to proceed with or complete the Distribution, Insight shall provide to Direct Alliance a written notification of such determination (an "Abandonment Notice").

ARTICLE 3. EXPENSES.

         3.1. General. Except as otherwise provided herein or in any of the other Ancillary Agreements or any other agreement between the parties relating to the Distribution, all costs and expenses of either party hereto in connection with the Distribution shall be paid by the party that incurs such costs and expenses.

         3.2. Expenses Relating to the Initial Public Offering. Direct Alliance shall be responsible for the payment of all costs, fees and expenses relating to the Initial Public Offering.


         3.3. Expenses Relating To the Distribution. Insight shall be responsible for the payment of all costs, fees and expenses relating to the Distribution.

ARTICLE 4. COVENANTS.

         4.1. Direct Alliance Common Stock. Direct Alliance hereby covenants and agrees that, for so long as Insight beneficially owns at least 50% of the outstanding shares of Direct Alliance Common Stock:

                  (a) Direct Alliance shall not, without the prior written consent of Insight (which it may withhold in its sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has


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
the effect, directly or indirectly, of restricting or limiting the ability of Insight to freely sell, transfer, assign, pledge or otherwise dispose of shares of Direct Alliance Common Stock or would restrict or limit the rights of any transferee of Insight as a holder of Direct Alliance Common Stock. Without limiting the generality of the foregoing, Direct Alliance shall not, without the prior written consent of Insight (which it may withhold in its sole and absolute discretion), take any action, or recommend to its stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, Insight as a Direct Alliance stockholder in a manner not applicable to Direct Alliance stockholders generally.

                  (b) Direct Alliance shall not, without the prior written consent of Insight (which it may withhold in its sole and absolute discretion), issue any shares of Direct Alliance Capital Stock or any rights, warrants or options to acquire Direct Alliance Capital Stock (including, without limitation, securities convertible or exchangeable for Direct Alliance Capital Stock), if after giving effect to such issuances and considering all of the shares of Direct Alliance Capital Stock acquirable pursuant to such rights, warrants and options to be outstanding on the date of such issuance (whether or not then exercisable), Insight would own less than 50% of the then outstanding shares of Direct Alliance Common Stock; provided, however, the foregoing shall not restrict the issuance of any rights, warrants or options to acquire Direct Alliance Capital Stock which, by its terms, will not vest or be exercisable prior to the final Distribution Date and the completion of the Distribution.

         4.2.     Proprietary Information.

                  (a) Direct Alliance. Direct Alliance agrees to treat the Insight Proprietary Information as confidential and acknowledges that a confidential relationship exists between Direct Alliance and Insight in respect of such information. Direct Alliance agrees to disclose the Insight Proprietary Information only to such employees, representatives, advisors, officers, directors and agents as necessary and only if such Persons agree to respect the confidential relationship between Direct Alliance and Insight. Direct Alliance agrees that neither it nor any Direct Alliance Affiliate, nor any employee, representative, advisor, officer, director or agent of any of them, shall make any use of or disclose to any third party the Insight Proprietary Information without Insight's prior written consent.

                  (b) Insight. Insight agrees to treat the Direct Alliance Proprietary Information confidential and acknowledges that a confidential relationship exists between Insight and Direct Alliance in respect of such information. Insight agrees to disclose the Direct Alliance Proprietary Information only to such employees, representatives, advisors, officers, directors and agents as necessary and only if such Persons agree to respect the confidential relationship between Insight and Direct Alliance. Insight agrees that neither it nor any Insight Affiliate, nor any employee, representative, advisor, officer, director or agent of any of them, shall make any use of or disclose to any third party the Direct Alliance Proprietary Information without Direct Alliance's prior written consent.

                  (c) The provisions of this Section 4.2 shall not apply to:

                           (i) information which is published or generally available to the public, other than through any act or omission in violation of this Agreement on the part of the party against whom this Section 4.2 is sought to be enforced; or

                           (ii) information rightfully acquired from third parties who did not obtain it under a pledge of secrecy to either Insight or an Insight Affiliate, on the one hand, or Direct Alliance or a Direct Alliance Affiliate on the other hand; or

                           (iii) information required to be disclosed pursuant to a court, federal regulatory agency, or state regulatory agency order, or required to be disclosed pursuant to any federal or state statutory or regulatory provision; provided that the disclosing party provides the other party with at least five business days advance written notice of such disclosure; and provided further, that the disclosing party shall provide the other party with the opportunity to obtain a protective order restricting the disclosure of the information.

ARTICLE 5. INDEMNIFICATION.

         5.1. Indemnification by Direct Alliance. Subject to Section 5.3, Direct Alliance shall indemnify, defend and hold harmless Insight, all Insight Affiliates and each of their respective directors, officers and employees (in their capacities as such), from and against:

                  (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by Direct Alliance or any Direct Alliance Affiliate of any of the provisions of this Agreement;

                  (b) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the IPO Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the IPO Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading other than with respect to the Insight Disclosure Portions;

                  (c) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Distribution Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Distribution Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading other than with respect to the Insight Disclosure Portions; and

                  (d) all Losses relating to or arising out of or associated with the assets, business operations or activities of Direct Alliance and each Direct Alliance Affiliate (whether or not in the ordinary course of business and whether occurring before or after the Effective Date but not including any losses arising from fluctuations in the market price of the Direct Alliance Common Stock), including without limitation any obligation arising under any guaranty by Insight or any Insight Affiliate of the performance of any obligation of Direct Alliance or any Direct Alliance Affiliate.

         5.2. Indemnification by Insight. Subject to Section 5.3, Insight shall indemnify, defend, and hold harmless Direct Alliance, all Direct Alliance Affiliates, and each of their respective directors, officers and employees (in their capacities as such), from and against:

                  (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by Insight or any Insight Affiliate of any of the provisions of this Agreement;

                  (b) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Insight Disclosure Portions of the IPO Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Insight Disclosure Portions of the IPO Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (c) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Insight Disclosure Portions of the Distribution Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Insight Disclosure Portions of the Distribution Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (d) all Losses relating to or arising out of or associated with the assets, business operations or activities of Insight and each Insight Affiliate (whether or not in the ordinary course of business and whether occurring before or after the Effective Date), including without limitation any obligation arising under any guaranty by Direct Alliance or any Direct Alliance Affiliate of the performance of any obligation of Insight or any Insight Affiliate.

         5.3.     Other Liabilities.

                  (a) Except as provided in Section 5.4, this Article 5 shall not be applicable to any Tax-Related Losses, which shall be governed by the Tax Agreement.

                  (b) This Article 5 shall not be applicable to any Losses relating to, arising out of, or due to any breach of the provisions of any other contract, agreement or understanding between Insight or any Insight Affiliate and Direct Alliance or any Direct Alliance Affiliate, including, without limitation, any of the Ancillary Agreements, which Losses shall be governed by the terms of such contract, agreement or understanding.

         5.4.     Tax Effects of Indemnification.

                  (a) Any indemnification payment made under this Agreement shall be characterized for tax purposes as if such payment were made immediately prior to the Distribution Date, and shall therefore be treated, to the extent permitted by law, as either (i) a distribution from Direct Alliance to Insight or (ii) a capital contribution from Insight to Direct Alliance.

                  (b) The amount of any Loss for which indemnification is provided under this Agreement shall be (i) increased to take account of net Tax cost, if any, incurred by the Indemnitee arising from the receipt or accrual of an Indemnity Payment hereunder (grossed up for such increase) and (ii) reduced to take account of net Tax benefit, if any, realized by the Indemnitee arising from incurring or paying such Loss or Tax-Related Losses. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnity Payment hereunder or incurring or paying any indemnified Loss or Tax-Related Losses. Any Indemnity Payment hereunder shall initially be made without regard to this Section 5.4 and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the Indemnity Payment or the incurrence or payment of such Loss or Tax-Related Losses, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870- AD or successor form) with respect to the Indemnitee's liability for Taxes, and payments between Insight and Direct Alliance to reflect such adjustment shall be made if necessary.

         5.5. Effect of Insurance upon Indemnification. The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Article 5 shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Loss, it being understood and agreed that each of Direct Alliance and Insight shall use commercially reasonable efforts to collect any such proceeds or other amounts to which it or any of its Affiliates is entitled, without regard to whether it is the Indemnifying Party hereunder. No Indemnitee shall be required, however, to collect any such proceeds or other amounts prior to being entitled to indemnification from an Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of a Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (a) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (b) the amount of such Loss, in each case adjusted (at such time as appropriate adjustment can be determined) to reflect any premium adjustment attributable to such claim.

         5.6.     Procedure for Indemnification Involving Third-Party Claims.

                  (a) If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section shall not relieve any Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

                  (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 5 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this
Article 5 within the period of ten Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

                  (c) Notwithstanding the provisions of Section 5.6(b), Insight and Direct Alliance shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which each party is claiming that it is entitled to indemnification under
Section 5.1 or 5.2. If either Insight or Direct Alliance fails to defend jointly any such Third- Party Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use all commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third-Party Claim.

         5.7. Procedure For Indemnification Not Involving Third-Party Claims. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Article 5 other than a Third-Party Claim (a "Claim"), the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and the basis for asserting such Claim. Within 30 days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such Claim by delivering to the Indemnitee a Dispute Notice, stating that the Indemnifying Party objects to such Claim and specifying in reasonable detail the basis for contesting such Claim. Any dispute described in clause (ii) of this Section 5.7 shall be subject to the provisions of Section 6.1.

         5.8. Exclusive Remedies. Except for the right to pursue equitable remedies, the remedies provided in this Article 5 shall be deemed the sole and exclusive remedies of the parties with respect to the subject matters of the indemnification provisions of this Article 5.

ARTICLE 6. MISCELLANEOUS.

         6.1. Dispute Resolution. The parties shall attempt in good faith to resolve any dispute between the parties arising out of or relating to this Agreement promptly through negotiations of the parties prior to seeking any other legal or equitable remedy.

         6.2. Survival. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and the Distribution Date until the expiration of all applicable statutes of limitations.

         6.3. Complete Agreement. Except as otherwise set forth in this Agreement, this Agreement and the exhibits hereto shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

         6.4. Authority. Each of the parties hereto represents to the other that
(a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona (other than the laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

         6.6. Notices. All notices, demands and requests required or permitted by this Agreement shall be in writing and shall be deemed to have given: (i) upon personal delivery; (ii) one (1) day after being sent by professional overnight courier to locations within the continental United States; (iii) five
(5) days after posting when sent by United States registered or certified mail, with postage paid; (iv) on the date of transmission when sent by confirmed facsimile; or (v) at the time of a confirming e-mail from the person to which notice is to be given at the address set forth in this Section.

Address for Insight:                Insight Enterprises, Inc.
                                    Attn: Chief Financial Officer
                                    1305 West Auto Drive
                                    Tempe, Arizona 85284
                                    Voice: 480-350-1142
                                    Fax: 480-350-1141

Address for DAC:                    Direct Alliance Corporation
                                    Attn: President and Chief Executive Officer
                                    8123 South Hardy
                                    Tempe, Arizona 85284
                                    Voice: 480-902-5977
                                    Fax: 480-902-5920

         6.7. Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

         6.8. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         6.9. Third Party Beneficiaries. The Indemnitees and their respective successors shall be third party beneficiaries of the indemnification provisions of Article 5, and shall be entitled to enforce those provisions and in connection with such enforcement shall be subject to Section 5.6, in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including, without limitation, any Insight or Direct Alliance stockholder or any holder of options to acquire such stock, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

         6.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

         6.11. Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         6.12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.13. Remedies. Each party shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each party acknowledges and agrees that under certain circumstances the breach by Insight or any of its Affiliates or Direct Alliance or any of its Affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                           INSIGHT ENTERPRISES, INC.


                           By:_______________________________________________
                           Title:____________________________________________




                           DIRECT ALLIANCE CORPORATION


                           By:_______________________________________________
                           Title:____________________________________________



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